MODIFICATION AND AMENDMENT AGREEMENT

This Modification and Amendment Agreement (“Agreement”) dated as of April 27, 2009, is entered into by and between Wizzard Software Corporation, a Colorado corporation (the “Company”) and Whalehaven Capital Fund Ltd (the “Subscriber”).

WHEREAS, the Company and the Subscriber are parties to a Subscription Agreement (“Subscription Agreement”) dated October 26, 2006, as amended on December 8, 2006, pursuant to which the Company issued the Subscriber a Note in the principal amount of $750,000 (the “Note”); and

WHEREAS, the Company and Subscriber desire to restructure the terms of the Note to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.

All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreements and the documents and agreements delivered therewith.

2.

The Maturity Date of the Subscriber’s Note only is amended to October 15, 2009.

3.

The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

4.

Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any.  Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscriber, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder.  Except as set forth herein, the Subscriber reserves all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise.  This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and /or agreement executed or delivered in connection therewith.

5.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

6.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

“The Company”

WIZZARD SOFTWARE CORPORATION

/s/

By:  Christopher J. Spencer

Its:  President

“Subscriber”

WHALEHAVEN CAPITAL FUND LTD

/s/

          By:

Its: